Exhibit 99.1

AITX Reports Gross Profit Up Over 250% Over Previous Year’s 1st Quarter

Gross Profit Percentage Increases to 76%, Operating Expenses Down 10%

Detroit, Michigan, July 18, 2023 -- Artificial Intelligence Technology Solutions, Inc., (the “Company”) (OTCPK:AITX), a global leader in AI-driven security and productivity solutions for enterprise clients, today reported a gross profit of $293,697, representing a significant increase compared to the same quarter last year (Q1 FY 2023), which recorded a gross profit of $91,433. This demonstrates a year-over-year (YoY) growth of approximately 221%. AITX is a ‘fully reporting SEC company that files detailed annual and quarterly reports with the SEC. The Company’s first quarter of FY 2024 began March 1, 2023, and ended May 31, 2023.

“These results show improvements in fundamental parts of our business. I’m excited to show where we’ll be in Q2, Q3 and as we finish what appears to be a pivotal year for our business,” said Steve Reinharz, Founder and CEO of AITX.

Highlights from Q1 of Fiscal Year 2024:

During Q1, total operating expenses for the three months ended May 31, 2023, were $3,242,674, representing a 10% decrease from the total of $3,588,089 for the three months ended May 31, 2022. The reduction in operating costs is attributed to lower general and administrative expenses as the Company successfully reduced stock-based compensation, wages and salaries, and travel expenses. The remaining impact of the Company’s cost-saving measures implemented in FY 2023 will be reflected in the Q2 FY 2024 statements for the period ending August 31, 2023.

Gross profit percentage increased to 76%, up from a reported GPM% of 24% in Q1 FY 2023. This gross profit margin (GPM) increase is the result of a higher percentage of RMR (Recurring Monthly Revenue) via subscriptions vs. capital purchases in the quarter, improvements in supply chain issues and upgraded production processes.

The sales over total assets ratio witnessed a slight increase from 0.06 for the three-month period ended May 31, 2022, to 0.07 for the three-month period ended May 31, 2023. While this growth may seem modest, it indicates a positive trend towards better utilization of the Company’s assets. The upward movement in the ratio indicates that the Company has improved its ability to generate sales revenue in relation to its asset base, reflecting enhanced efficiency in asset utilization.

Notably, the Company increased the outstanding share count by a modest 4%, specifically 280,929,190 common shares, during the three months ended May 31, 2023. The Company plans to raise up to $30 million through the issuance of additional shares over the next year. These funds will be used by the Company for its growth initiatives and to reduce its debt.

“Our team, channel partners, customers and investors have demonstrated immense commitment and support, leading to these impressive growth metrics,” added Reinharz. “However, there is still a significant amount of work ahead of us to fully accomplish our objectives.”

The Company recommends investors and prospective investors review the full filing here: EDGAR Filing Documents.

The Company reported orders during the quarter of 29 ROSA autonomous security devices and 6 AVA access control solutions. Additionally, the Company has reported adding an additional 6 authorized dealers during the quarter. The Company’s primary subsidiary Robotic Assistance Devices, Inc. (RAD), distributes its products through a combination of direct sales to end-users and opportunities developed through the dealer channel.

During the quarter, RAD successfully deployed its software and hardware-based safety solution, RAD Light My Way at a large regional hospital in the Southeast. The Company expects additional details to be released regarding the deployment’s status and enrollment participation level in the near future.

AITX also announced the deployment of the first of three artificial intelligence powered large language models to enhance investor engagement and provide simplified access for investor’s due diligence and fact-checking as it relates to the Company. RAD is presently rolling out an AI-driven technical assistance platform designed to provide instant, accurate solutions to the technical challenges that RAD’s clients may face.

RAD won a contract with HPS, a group purchasing organization (GPO) that supports schools, healthcare, and senior living organizations across 33 states. HPS is presently introducing RAD to its 4,300 plus members with the intent to improve facility safety and security through RAD’s suite of security robots, both stationary and mobile.

The Company’s and RAD’s public exposure experienced a dramatic uplift during Q1 FY 2023. RAD participated in the production of FOX TV’s ‘Stars on Mars’ reality competition show, which is presently airing 12 episodes. RAD provided 5 RADDOG units and a robotics technician in support of the TV series’ production from mid-April into May 2023. RAD devices are expected to appear in 3 motion pictures getting a theatrical release. ‘The Blue Beetle’, premiering August 18, 2023, from DC Studios and Warner Brothers, is expected to feature multiple RAD ROAMEO and SCOT units. Two additional movies featuring RAD devices are expected to announce their release dates soon.

“RAD’s proactive measures to streamline operations and sharpen focus have positioned us exceptionally well for the anticipated growth on the horizon,” said Mark Folmer, CPP, PSP, FSyI, President of RAD. “With our strategic initiatives, solid foundation, strong sales pipeline, and an unwavering team, we are poised to achieve remarkable success.”

AITX, through its subsidiary, Robotic Assistance Devices, Inc. (RAD), is redefining the $25 billion (US) security and guarding services industry through its broad lineup of innovative, AI-driven Solutions-as-a-Service business model. RAD solutions are specifically designed to provide cost savings to businesses of between 35%-80% when compared to the industry’s existing and costly manned security guarding and monitoring model. RAD delivers this tremendous cost savings via a suite of stationary and mobile robotic solutions that complement, and at times, directly replace the need for human personnel in environments better suited for machines. All RAD technologies, AI-based analytics and software platforms are developed in-house.

RAD has a prospective sales pipeline of over 35 Fortune 500 companies and numerous other client opportunities. RAD expects to continue to attract new business as it converts its existing sales opportunities into deployed clients generating a recurring revenue stream. Each Fortune 500 client has the potential of making numerous reorders over time.

CAUTIONARY DISCLOSURE ABOUT FORWARD-LOOKING STATEMENTS

The information contained in this publication does not constitute an offer to sell or solicit an offer to buy securities of Artificial Intelligence Technology Solutions, Inc. (the “Company”). This publication contains forward-looking statements, which are not guarantees of future performance and may involve subjective judgment and analysis. As such, there are no assurances that the Company will meet its expectations with respect to its future sales volume or becoming cash flow positive. The information provided herein is believed to be accurate and reliable, however the Company makes no representations or warranties, expressed or implied, as to its accuracy or completeness. The Company has no obligation to provide the recipient with additional updated information. No information in this publication should be interpreted as any indication whatsoever of the Company’s future revenues, results of operations, or stock price.

About Artificial Intelligence Technology Solutions (AITX)

AITX is an innovator in the delivery of artificial intelligence-based solutions that empower organizations to gain new insight, solve complex challenges and fuel new business ideas. Through its next-generation robotic product offerings, AITX’s RAD, RAD-M and RAD-G companies help organizations streamline operations, increase ROI, and strengthen business. AITX technology improves the simplicity and economics of patrolling and guard services and allows experienced personnel to focus on more strategic tasks. Customers augment the capabilities of existing staff and gain higher levels of situational awareness, all at drastically reduced cost. AITX solutions are well suited for use in multiple industries such as enterprises, government, transportation, critical infrastructure, education, and healthcare. To learn more, visit www.aitx.ai, www.radsecurity.com, www.stevereinharz.com, www.radgroup.ai, www.raddog.ai, and www.radlightmyway.com, or follow Steve Reinharz on Twitter @SteveReinharz.

###

Steve Reinharz

949-636-7060
@SteveReinharz